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                                                                      EXHIBIT 99

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby nominate, constitute and appoint Ernest C. Jett, John A. Lyckman and John G. Moore or the designee of any one of them, his true and lawful attorneys-in-fact, to sign in the name of and on behalf of the undersigned and to file with the Securities & Exchange Commission Initial Statement of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 or Form 5 or any similar form promulgated by the Securities and Exchange Commission and any other documents or amendments to any said statement or form, and to take such other action, all as said attorneys-in-fact, or any one of them, deem necessary or advisable to the end that such forms or amendments thereto be properly and timely filed. This power of attorney shall be effective for a period of ten years from the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 22nd day of February, 2001.


                                       /s/ Robert A. Wagner
                                       ----------------------------------------
                                           Robert A. Wagner